Exhibit 3.18

Delaware
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “LR8 INVESTORS, LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF SEPTEMBER, A.D. 2010, AT 9:16 O’CLOCK A.M.

CERTIFICATE OF FORMATION
OF
LR8 INVESTORS, LLC

This Certificate of Formation of LR8 Investors, LLC (the “Company”), dated September 20, 2010, is being duly executed and filed by Bessie Choi, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).
FIRST:    The name of the limited liability company formed hereby is: LR8 Investors, LLC
SECOND:    The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, in the County of Kent.
THIRD:    The name and address of the registered agent for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.
By: /s/ Bessie Choi
Bessie Choi
An Authorized Person